Exhibit 10.2                  EMPLOYMENT AGREEMENT


   Agreement made this 27th day of February, 1987, by and between PHONE-A-GRAM SYSTEMS, INC., a Delaware corporation (hereinafter referred to as the "Company") and EUGENE J. MORA, of Wheeling, Illinois (hereinafter referred to as the "Executive").

   WHEREAS, the Company desires to employ the Executive and the Executive desires to work for the Company upon the terms and conditions hereinafter provided.

   NOW, THEREFORE, the parties hereto agree as follows:

   1.  Employment.  The Company hereby employs the Executive, and the Executive
       ----------
hereby accepts employment on the terms and conditions hereafter set forth, both parties hereto expressly revoking any and all prior employment agreements to which they may be mutually subject. The Executive represents and warrants to the Company that he is free to accept employment hereunder and that he has no prior or other obligations or commitments of any kind to anyone that would in any way hinder or interfere with his acceptance of, or the full, uninhibited and faithful performance of such employment. Executive agrees that during the term hereof he shall devote his best efforts and full business time exclusively to the business affairs of the Company and shall perform his duties faithfully and efficiently subject to the direction of the Board of Directors of the Company; provided, however, that Executive may become a director of other corporations and engage in such other charitable, civic and similar pursuits to the extent that such activities do not interfere with his devoting his best efforts to his duties to the Company hereunder.


   2.  Duties.
       ------

       a. The Company shall employ Executive as the Chief Executive Officer of the Company. Executive shall devote his best efforts to the performance and faithful discharge of his duties, including the performance of any and all duties consistent with his position, in such a manner as to best promote the interests and business of the Company.

       b. Executive shall be required to devote all of his working time to the business of the Company, in accordance with the instructions, direction and control of the Company's Board of Directors. Executive shall not, during the term of this Agreement, engage in business which is competitive with the Company or own any equity securities in any business which competes with the Company, except that Executive may own an equity interest of up to three percent (3%) in a competing business, if such equity securities are publicly traded. Executive's duties shall include without limitation, the establishment and management of the business affairs of the Company, business development and hiring and training of staff, managing the day to day business operations, and being accountable for the profit and loss from operations of the Company.

       c. The Company shall use its best efforts to have Executive included among management's nominees for election to the Company's Board of Directors during the term hereof and to have the Board of Directors elect Executive as Chairman of the Board and Chief Executive Officer. If, without cause (as defined in Section 7 hereof), the Board of Directors of the Company determines not to elect or reelect Executive as Chief Executive Officer or if Executive is not elected as a Director of the Company, or the provisions of the

   Company's by-laws describing the relative duties and responsibilities of the Chief Executive Officer or the Chairman of the Board as in effect this date are changed without Executive's consent, then Executive may elect to treat such event as a termination of his employment by the Company without cause with the consequences provided in Section 7 hereof then becoming applicable. Executive's right to so elect shall be exercised by notice to the Company within thirty (30) days of the occurrence of the event which give rise thereto.

       d. Executive currently resides in the Chicago metropolitan area and shall not be required to relocate his residence hereunder without Executive's prior approval. In the event that Executive shall relocate, then the provisions of Section 4(d) shall apply.

       e. The Company, its principals and the Guarantors hereof hereby agree to obtain, contribute or commit sufficient funds to enable the Company to expand and diversify its business during the term hereof.

   3.  Term.  The term of Executive's employment shall commence on March 2,
       ----
1987, and shall continue for a period of sixty (60) months thereafter.

   4.  Compensation.
       ------------

       a. As compensation for all services rendered by Executive while working for the Company hereunder, Executive shall receive an annual base salary not less than ONE HUNDRED SEVENTY THOUSAND DOLLARS ($170,000.00), payable in equal installments in accordance with the Company's payroll periods. Such base salary may be increased thereafter at the discretion of the Board of Directors of the Company. If such annual base salary is increased at any time or from time to time during the term hereof, the new annual base salary shall, without further action by the parties, be deemed substituted for the salary set forth herein and this Agreement shall be deemed to be amended accordingly.

       b. The Company shall pay Executive an annual bonus of not less than EIGHTY THOUSAND DOLLARS ($80,000.00) per year during the term hereof, payable during the first month immediately following the end of each of the Company's fiscal years during the term hereof. Such bonus shall be determined in accordance with a bonus arrangement to be agreed upon between the Company and Executive. The bonus payable to Executive for the initial period beginning on the effective date hereof through the end of the Company's current fiscal year shall be prorated effective as of January 1, 1987, through the end of the Company's current fiscal year.

       c. In addition to the Executive's compensation set forth above, the Company shall also provide to or on behalf of Executive, the following fringe benefits:

        i. an automobile allowance of at least Four Hundred Fifty Dollars ($450.00) per month during the term hereof;

        ii. one hundred percent (100%) reimbursement of medical expenses, including health, hospitalization, dental, eyes, and prescriptions;

        iii. long-term disability payments in an amount equal to at least two-thirds (2/3) of the Executive's compensation set forth in Sections 4(a) and (b) above; and

        iv. the Company shall pay to Executive the cost of obtaining term life insurance on Executive's life in the principal amount of Two Hundred Sixty-Five Thousand Dollars ($265,000.00) for a five (5) year term.

       d. The Company shall pay directly or reimburse Executive for all moving expenses and costs of relocating his residence at the Company's request, including:

        i. all direct and indirect costs of selling Executive's residence, including the commission upon sale of his residence (but not including the commission upon sale of his Lake Forest, Illinois house);

        ii. travel, meal and lodging expenses in moving from his old to his new residence;

        iii. travel, meal and lodging expenses in looking for a new residence; and

        iv.   temporary housing expenses for up to six (6) months.

   The Company shall also pay Executive an amount equal to the additional federal income tax incurred by Executive as a result of the inclusion in income by Executive of payments by the Company for Executive's moving expenses which cannot be deducted by Executive in arriving at federal taxable income.

       e. The Company shall grant Executive the option to purchase two hundred fifty-thousand (250,000) shares of stock of the Company at a price of THREE DOLLARS ($3.00) per share, upon the terms and conditions more fully set forth in the Stock Option Agreement executed simultaneously herewith .

   5.  Restrictive Covenant.  Executive acknowledges that his services are of
       --------------------
a special and unusual character with a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law. The Company acknowledges that the restrictions on Executive's employment set forth below may restrict Executive from earning a livelihood and, therefore, the Company shall compensate Executive as set forth in Section 4 for the twelve (12) month period following termination of employment. In lieu of compensating Executive as set forth in Section 4 for said twelve (12) month period, the Company may elect in writing delivered to Executive at any time prior to termination to waive the provisions of this Section 5. The Executive covenants and agrees that upon the termination of employment hereunder and for a period of twelve (12) months thereafter, Executive shall not, in any county in which the Company conducts its business as of the date of termination of employment, directly or indirectly, either as an individual or on his own account, or as an employee, agent, salesman, or member of any person, corporation, firm or otherwise, provide services, call upon, solicit, enter into, or engage in the business conducted by the Company on the date of termination of employment. Executive shall not during the twelve (12) month period provided above, directly or indirectly, (a) accept any order tendered to him by any account or prospective account of the Company, or (b) solicit, direct, or take away, directly or indirectly, any of the customers, business or patronage of the business of the Company, (c) directly or indirectly induce or attempt to influence an employee of the Company to terminate his employment herewith, or
(d) own any equity securities in any business which competes with the Company, except that Executive may own an equity interest of up to three percent (3%) in a competing business, if such equity securities are publicly traded.

   6.  Vacations.  The Executive shall be entitled, to four (4) weeks vacation
       ---------
time per year, or such greater amount as shall be agreed upon between the parties, during which time Executive's compensation shall be paid in full.

   7.  Termination.
       -----------

       a. If (and only if) Executive is discharged by the Company prior to termination of the term hereof, other than for cause (which for all purposes of this Agreement shall be limited solely to action by Executive involving willful malfeasance or gross negligence, or failure to act involving material nonfeasance; provided that in the case of such gross negligence or material nonfeasance it would at the time have a material adverse effect on the Company), Executive shall receive each of the following from the Company:

        i.  The compensation provided for in each of the subsections a. through
       e. of Section 4 hereof shall be payable to Executive for the balance of the term hereof as if his employment continued through such date.

        ii. Any individual life insurance contract(s) on Executive's life owned by the Company at the date of termination shall be transferred to Executive.

       b. Executive may elect to treat any of the following events as a termination of his employment by the Company without cause, with the consequences provided in Section 7(a) hereof becoming applicable:

        i. Without cause (as defined in Section 7(a) hereof, the Board of Directors of the Company determines not to elect Executive to the offices of the Chief Executive Officer and Chairman of the Board of Directors of the Company.

        ii. Executive is not elected as a director of the Company.

        iii. The provisions of the Company's by-laws describing the relative duties and responsibilities of the office of Chairman of the Board of Chief Executive Officer as in effect on this date are changed without Executive's consent.

        iv. The assignment to Executive of any duties inconsistent with his status as Chairman of the Board of Directors and Chief Executive Officer of the Company or a substantial adverse alteration in the nature or status of Executive's responsibilities from those in effect as of the date hereof.

        v. A reduction by the Company in Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time.

        vi. The failure by the Company without Executive's consent, to pay to Executive any portion of his current compensation, within seven (7) days of the date such compensation is due.

        viii. The failure by the Company, its principals or the Guarantors hereof, to obtain, contribute or commit sufficient funds to enable the Company to expand and diversify its business during the terms hereof.

   Executive's right to treat any of the foregoing events as a termination of his employment shall be exercised by notice given to the Company within thirty (30) days after the occurrence of such event.

   8.  Assignment.  Neither this Agreement nor any of rights, duties or
       ----------
obligations of either party may be assigned or delegated by either party without the prior written consent of the other party.

   9.  Construction.  This Agreement shall be governed by, and be construed in
       ------------
accordance with, the laws of the State of Delaware, and, except as provided in
Section 8, shall be binding upon, and shall inure to the benefit of the heirs, executors, assigns, transferees, and successors in interest of the parties hereto .

   10. Notices.  Any notices required or permitted to be given hereunder shall
       -------
be sufficient if in writing and if sent by registered mail to the Executive's principal residence or to the Company's principal office, as the case may be.

   11. Entire Agreement.  This instrument contains the entire agreement of the
       ----------------
parties. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

   12. Guarantee.  Payments due to Executive from the Company pursuant to this
       ---------
Agreement are hereby guaranteed, as hereinafter set forth, jointly and severally, by RICHARD HANDLESMAN, MELVIN L. KATTEN, and JOHN WIMMER (said individuals are collectively referred to herein as "Guarantors"), who shall acknowledge such guarantee by affixing their signatures hereto. The Guarantors' liability hereunder shall be limited to a maximum payment to Executive of Two Hundred Fifty Thousand Dollars ($250,000.00) per year or pro rata if a portion thereof, for the term of this Agreement. In the event that the Guarantors become liable hereunder, then in such event, Executive's duties shall be expanded to include the rendering of similar general management services as set forth herein to the Guarantors. Notwithstanding the fact that the liability of the Guarantors to Executive is joint and several, the Guarantors agree to allocate their respective liability hereunder according to the following percentages:

        Guarantor                           Percent of Liability
        ---------                           --------------------

   Richard Handlesman                               59%
   Melvin L. Katten                                 25%
   John Wimmer                                      16%

   13. Miscellaneous.  Wherever necessary or proper herein the singular imports
       -------------
the plural, and the plural the singular, and masculine, feminine and neuter expressions are interchangeable. Any reference to section numbers in this Agreement shall be deemed to be of sections in this Agreement. The section titles used herein are provided for informational purposes only and shall affect neither the meaning of the terms nor the intent of the parties.

   IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

          Executive: /s/Eugene J. Mora
                     --------------------------
                        Eugene J. Mora

          Company:   PHONE-A-GRAM SYSTEMS, INC.

          By: /s/Melvin L. Katten
              ---------------------------------

          GUARANTORS:

          We hereby agree to the provisions of Section 12 hereof:


          /s/Richard Handlesman
          -------------------------------------
          Richard Handlesman


          /s/Melvin L. Katten
          -------------------------------------
          Melvin L. Katten


          /s/John Wimmer
          -------------------------------------
          John Wimmer

                       AMENDMENT TO EMPLOYMENT AGREEMENT



   This is an Amendment to an Employment Agreement entered into the 27th day of February, 1987 ("Employment Agreement") by AMSERV, INC., a Delaware corporation formerly known as PHONE-A-GRAM SYSTEMS, INC. (hereinafter referred to as the "Company") and EUGENE J. MORA (hereinafter referred to as the "Executive") and this Amendment is entered into as of August 8, 1989.

   The parties hereto agree as follows:

   1.  Section 3 of the Employment Agreement is amended to read as follows:

       "3.  Term.  The term of Executive's employment commenced on March 2, 1987
            ----
       and shall continue until terminated by either party upon not less than 30 days' written notice."

   2.  Section 5 of the Employment Agreement is amended to read as follows:

       "5.  Restrictive Covenant.  Executive acknowledges that his services are
            --------------------
       of a special and unusual character with a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law. The Company acknowledges that the restrictions on Executive's employment set forth below may restrict Executive from earning a livelihood and, therefore, in the event Executive is not otherwise entitled to compensation following termination of employment pursuant to Section 7 hereof, the Company shall compensate Executive as set forth in Section 4 for the 12-month period following termination of employment. In lieu of compensating Executive as set forth in Section 4 for said 12-month period, the Company may elect, in writing delivered to Executive at any time prior to termination, to waive the provisions of this Section 5. The Executive covenants and agrees that, upon termination of employment hereunder and for a period of 12 months thereafter, Executive shall not, in any county in which the Company conducts its business as of the date of termination of employment, directly or indirectly, either as an individual or on his own account, or as an employee, agent, salesman, or member of any person, corporation, firm or otherwise, provide services, call upon, solicit, enter into, or engage in the business conducted by the Company on the date of termination of employment. Executive shall not, during the 12-month period provided above, directly or indirectly, (a) accept any order tendered to him by any account or prospective account of the Company; (b) solicit, direct or take away, directly or indirectly, any of the customers, business or patronage of the business of the Company; (c) directly or indirectly induce or attempt to influence an employee of the Company to terminate his employment therewith; or (d) own any equity securities in any business which competes with the Company, except that Executive may own an equity interest of up to 3% in a competing business if such equity securities are publicly traded."

   3.  Section 7 of the Employment Agreement is amended to read as follows:

       "7.  Termination.
            -----------

       (a) If (and only if) Executive's employment is terminated by the Company other than for cause (which, for all purposes of this Agreement, shall be limited solely to action by Executive involving willful malfeasance or gross negligence or failure to act involving material nonfeasance, provided that in the case of such gross negligence or material nonfeasance, it would at the time have a material adverse effect on the Company), Executive shall receive each of the following from the Company:

        (i) The compensation provided for in each of the subsections a. through
       e. of Section 4 hereof shall be payable to Executive for a period of five years from the date of termination of employment as if his employment continued for such five-year period.

        (ii) Any individual life insurance contract(s) on Executive's life owned by the Company at the date of termination shall be transferred to Executive.

       (b) Executive may elect to treat any of the following events as a termination of his employment by the Company without cause, with the benefits provided in this Section 7 becoming applicable:

        (i) Without cause (as defined in Section 7(a) hereof), the Board of Directors of the Company determines not to elect Executive to the offices of the Chief Executive Officer and Chairman of the Board of Directors of the Company.

        (ii)   Executive is not elected as a director of the Company.

        (iii) The provisions of the Company's Bylaws describing the relative duties and responsibilities of the office of Chairman of the Board or Chief Executive Officer as in effect on this date are changed without Executive's consent.

        (iv) The assignment to Executive of any duties inconsistent with his status as Chairman of the Board of Directors and Chief Executive Officer of the Company or a substantial adverse alteration in the nature or status of Executive's responsibilities from those in effect as of the date hereof, including without limitation increasing in a substantial way the amount of travel required by Executive.

        (v) A reduction by the Company in Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time.

        (vi) The failure by the Company without Executive's consent to pay to Executive any portion of his current compensation within seven days of the date such compensation is due.

        (vii) The failure by the Company, its principals or the Guarantors hereof to obtain, contribute or commit sufficient funds to enable the Company to expand and diversify its business during the term hereof.

        (viii) The failure by the Company to continue to provide Executive with benefits at least as favorable to those enjoyed by Executive under any of the Company's pension, life insurance, medical, health and accident, disability, deferred compensation, incentive or bonus, incentive and other stock option, or savings plans in which Executive was participating as of a date six months prior to the giving of a notice of termination (including without limitation all benefits described in Section 4 hereof), the taking of any action by the Company which would, directly or indirectly, materially reduce any of such benefits or deprive Executive of any such material fringe benefit, or the failure by the Company to provide Executive with the number of paid vacation days to which Executive is entitled; provided, however, that the Company may amend any such plan or programs as long as such amendments do not reduce any benefits to which Executive would be entitled.

        (ix) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

        (x) The taking of any action by the Company that would materially adversely affect the physical conditions in or under which Executive performs his employment duties.

        (xi)  Any material breach of this Agreement by the Company.

       Executive's right to treat any of the foregoing events as a termination of his employment shall be exercised by notice given to the Company within 30 days after the occurrence of such event.

       (c) Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 7 be reduced by any compensation earned by Executive as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise except as specifically provided in this Section 7.

       (d) If, within ten days after any notice of termination is given, the party receiving such notice of termination notifies the other party that a dispute exists concerning the termination, the date of termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or the time for appeal therefrom having expired and no appeal having been perfected); provided, that the date of termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Any litigation or other proceeding to resolve such dispute shall be conducted in the jurisdiction where Executive resides at the date the notice of termination is given. Notwithstanding the pendency of any such dispute, the Company shall continue to pay Executive full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and continue Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given until the dispute is finally resolved in accordance with this subsection. The Company shall also pay to Executive all legal fees and expenses incurred by Executive in connection with any such dispute. Amounts paid under this subsection are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts under this Agreement.

       (e) In order to assure the performance by the Company or its successor of its obligations under this Agreement, the Company may deposit in trust an amount equal to the maximum payment that will be due the Executive under the terms hereof. Under a written trust instrument, the Trustee shall be instructed to pay to the Executive (or the Executive's legal representative, as the case may be) the amount to which the Executive shall be entitled under the terms hereof, and the balance, if any, of the trust not so paid or reserved for payment shall be repaid to the Company. If the Company deposits funds in trust, payment shall be made by the Trustee to the Executive in accordance with the provisions of this Agreement. If and to the extent there are not amounts in trust sufficient to pay Executive under this Agreement, the Company shall remain liable for any and all payments due to Executive. In accordance with the terms of such trust, at all times during the term of this Agreement, Executive shall have no rights, other than as an unsecured general creditor of the Company, to any amounts held in trust and all trust assets shall be general assets of the Company and subject to the claims of creditors of the Company."

       4. Except as provided in this Amendment, the Employment Agreement shall continue in full force and effect.

       IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

           Executive: /s/Eugene J. Mora
                      ---------------------------------
                      Eugene J. Mora

           Company:   AMSERV, INC.
                      ---------------------------------

                      BY:/s/Melvin L. Katten
                         ------------------------------

                      ITS:Director
                          -----------------------------